EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Amendment No. 2 to the Registration Statement (No. 333-164016) on Form S-1 of Crown Exploration Fund I, L.P., of our report dated January 15, 2010, relating to the audit of your financial statements of Crown Exploration Partners, Ltd. for the year ended December 31, 2009.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Hartman Leito & Bolt, LLP

HARTMAN LEITO & BOLT, LLP

Dallas, Texas
December 20, 2010